EXHIBIT 21

LIST OF SUBSIDIARIES OF THE COMPANY

2089279 Ontario, Inc.
2248848 Ontario, Inc.
3065619 Nova Scotia Company
3241287 Nova Scotia Company
3901858 Canada Inc.
896988 Ontario Inc.
Accupath Diagnostic Laboratories, Inc. dba US LABS
Beacon Laboratory Benefit Solutions, Inc.
Centrex Clinical Laboratories, Inc.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Correlagen Diagnostics, Inc.
Cytometry Associates, Inc.
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC
DCL Sub LLC
Decision Diagnostics LLC (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
Dynacare - Gamma Medical Laboratories
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Limited Partnership
Dynacare Laboratories Inc.
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX Diagnostic Laboratory Services
Endocrine Sciences, Inc.
Esoterix Clinical Trials Services BVBA (“Esoterix BVBA”)
Esoterix Genetic Laboratories, LLC (dba Genzyme Genetics)
Esoterix Genetic Laboratories Japan GK
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma-Dynacare Central Medical Laboratories GP Inc.
Gamma-Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
Genzyme Genetic Counseling, LLC
Glen Ames LLP
HH/DL, L.P.
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc
Lab Delivery Service of New York City, Inc.
Lab Newco Two, Inc.
Labwest, Inc.
LabCorp Development Company
LabCorp Limited
LabCorp Tennessee LLC
Laboratory Corporation of America (LCA)
Laboratory Corporation of America Holdings (LCAH)
LCAH Clipper, LP
LDS Diagnostic Laboratories Inc
Litholink Corporation
MD Datacor Inc.
Monogram Biosciences, Inc.
Monogram Biosciences – France SAS
Monogram Biosciences UK Limited
National Genetics Institute
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.

PA Labs, Inc.
Path Lab, Inc. d/b/a LabCorp
Persys Technology Inc.
Protedyne Corporation
Protedyne Ltd.
SW/DL LP
Tandem Labs Inc.
The Biomarker Factory, LLC
Tri-State Clinical Laboratory Services, LLC
United/Dynacare LLC
Viro-Med Laboratories, Inc.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
3024539 Nova Scotia Company
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Dynacare US Financing LLC
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited
St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.